Exhibit 99.1

Planet 13 Announces Q3 2025 Financial Results

●	Q3 2025 Revenue of $23.3 million

●	Q3 2025 Net loss of $44.0 million, which includes a $29.8 million non-cash impairment loss

●	Q3 2025 Adjusted EBITDA loss of $4.1 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – November 12, 2025 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended September 30, 2025. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“Q3 marked the low point for Planet 13. We took decisive action to address our cost structure and operational challenges, reducing SG&A significantly and taking impairment and inventory reserve charges to clean up our balance sheet. Excluding these one-time items, our underlying gross margin would have been approximately 45% reflecting the strength of our cultivation platform and our ability to compete on price while maintaining healthy economics. October's sequential improvements in both Nevada and Florida validate that we've turned the corner,” said Larry Scheffler, Co-CEO of Planet 13.

“We've made the difficult but necessary decisions to position Planet 13 for sustainable operations. Exiting California eliminates a persistent cash drain and allows us to focus our resources on Nevada and Florida, markets where we have clear competitive advantages and paths to strong returns. With our BHO lab coming online by year-end and early momentum building in Q4, we're executing against a clear roadmap: disciplined operations, improved margins, and durable cash flow generation,” said Bob Groesbeck, Co-CEO of Planet 13.

Financial Highlights – Q3 – 2025

Operating Results

All comparisons below are to the quarter ended September 30, 2024, unless otherwise noted

●

Revenue was $23.3 million as compared to $32.2 million, a decrease of 27.6%. The decrease in sales was driven by price compression and a weaker consumer environment in Nevada and increased competition in Florida.

●

Gross profit was $5.0 million or 21.3% as compared to $16.7 million or 51.9%. The lower gross margin was driven by significant one-time costs primarily related to Florida and California.  Gross Margin excluding one-time costs would have been approximately 45%.

●

Total expenses were $46.2 million as compared to $20.0 million, an increase of 130.8%. Total expenses include $29.8 million of impairment loss.  Operating Expenses were $13.9 down 21.3% from $17.6 million in Q3 2024.

●	Net loss of $44.0 million as compared to a net loss of $7.4 million. Net Loss included $29.8 million of non-cash impairment loss.

●	Adjusted EBITDA loss of $4.1 million as compared to Adjusted EBITDA of $1.3 million. Adjusted EBITDA loss was driven by lower gross profit and operating leverage.

Balance Sheet

All comparisons below are to December 31, 2024, unless otherwise noted

●	Cash of $17.2 million as compared to $23.4 million
●	Total assets of $158.5 million as compared to $206.7 million
●	Total liabilities of $103.9 million as compared to $94.0 million

Q3 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s press releases.

●	On July 11, 2025, Planet 13 announced the launch of a revamped loyalty program.
●	On September 9, 2025, Planet 13 announced the launch HaHa branded fast-acting, soft chews in Florida
●	On October 13, 2025, Planet 13 announced the opening of DeLand dispensary in Florida.
●	On October 20, 2025, Planet 13 announced the opening of Pace dispensary in Florida.
●	On November 3, 2025, Planet 13 announced the divestiture and closing of its California operations.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending September 30, 2025, and September 30, 2024.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2025	2024	change

Total Revenue	$23.3	$32.2	-27.6%
Gross Profit	$5.0	$16.7	-70.3%
Gross Profit %	21.3%	51.9%	-59.0%
Operating Expenses	$13.9	$17.6	-21.3%
Operating Expenses %	59.7%	54.9%	8.8%
Net Loss Before Provision for Income Taxes	$(43.1)	$(2.9)	1377.1%
Net Loss	$(44.0)	$(7.4)	493.1%
Adjusted EBITDA	$(4.1)	$1.3	-403.0%
Adjusted EBITDA Margin %	-17.5%	4.2%

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on November 12, 2025 at 5:00 p.m. ET to discuss its third quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Steve McLean, Interim CFO.

CONFERENCE CALL DETAILS

Date: November 12, 2025 | Time: 5:00 p.m. EST

Call registration link: https://registrations.events/direct/Q4I928030

PARTICIPANT DIAL-IN NUMBERS:
USA / International Toll +1.646.307.1951
USA - Toll-Free +1.888.500.3691
Canada - Toronto +1.647.360.0158
Canada - Toll-Free +1.888.500.3691

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2025	2024	change

Net Income (Loss)	$(44.0)	$(7.4)	493.1%
Add impact of:
Interest (income)/expense, net	$0.1	$(0.0)	-403.8%
Provision for income taxes	$0.8	$4.5	-81.8%
Depreciation and amortization	$1.9	$2.4	-21.2%
Depreciation included in cost of goods sold	$0.9	$1.2	-26.7%
EBITDA	$(40.3)	$0.6	-6504.7%
Share-based compensation and related premiums	$0.6	$0.0	2326.2%
Impairment losses	$29.8	$-	0.0%
Loss on Sale of Assets	$2.2	$-	0.0%
Gain on recovery of property in settlement	$-	$-	0.0%
Reserve for Slow Moving Inventory	$3.5	$-	0.0%
Professional fees expensed related to M&A activities	$0.1	$0.1	-53.2%
Expenses related to El Capitan Matter	$0.0	$0.6	-92.7%
Adjusted EBITDA	$(4.1)	$1.3	-403.0%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 operates dispensaries across Florida, a key market in its expansive footprint. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

LodeRock Advisors Inc., Planet 13 Investor Relations
mark.kuindersma@loderockadvisors.com
725-331-7650 ext. 105210

Planet 13 Media:
Colin Trethewey / PRmediaNow Communications / Colin@PRmediaNow.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	September 30,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$17,181,080	$23,384,493
Restricted Cash	-	2,050,584
Accounts Receivable	1,717,741	1,473,156
Inventory	20,058,145	22,821,994
Assets held for sale	3,000,000	-
Prepaid Expenses and Other Current Assets	3,106,268	4,568,816
Total Current Assets	45,063,234	54,299,043

Property, Plant and Equipment	35,658,925	63,511,423
Intangible Assets and Goodwill	42,903,931	48,763,931
Right of Use Assets - Operating	31,416,231	38,229,399
Long-term Deposits and Other Assets	1,068,388	1,033,758
Deferred Tax Asset	2,386,490	896,525

TOTAL ASSETS	$158,497,199	$206,734,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$6,400,594	$7,421,921
Accrued Expenses	7,283,743	7,285,415
Income Taxes Payable	159,080	139,480
Notes Payable - Current Portion	10,634,000	8,681,684
Operating Lease Liabilities	2,021,180	1,818,588
Total Current Liabilities	26,498,597	25,347,088

Long-Term Liabilities:
Operating Lease Liabilities	46,183,190	46,448,666
Other Long-term Liabilities	1,263,555	1,220,722
Uncertain Tax Positions	29,956,413	19,321,475
Deferred Tax Liability	11,504	1,682,207
Total Liabilities	103,913,259	94,020,158

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 325,363,800 issued and outstanding at September 30, 2025 and 325,163,800 issued and outstanding at December 31, 2024	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at September 30, 2025 and 0 at December 31, 2024	-	-
Additional Paid-In Capital	369,995,620	368,821,339
Deficit	(315,411,680)	(256,107,418)
Total Shareholders' Equity	54,583,940	112,713,921

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$158,497,199	$206,734,079

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	September 30,	September 30,
	2025	2024

Revenues, net of discounts	$23,270,211	$32,159,070
Cost of Goods Sold	(18,311,350)	(15,463,050)
Gross Profit	4,958,861	16,696,020

Expenses:
General and Administrative	11,987,649	14,772,846
Sales and Marketing	1,171,083	1,572,549
Lease Expense	1,345,835	1,320,018
Impairment Loss	29,844,227	-
Depreciation	1,855,914	2,355,052
Total Expenses	46,204,708	20,020,465

Loss From Operations	(41,245,847)	(3,324,445)

Other Income (Expense):
Interest income (expense), net	(91,934)	30,263
Foreign exchange (loss)	-	(3,066)
Other income, net	(1,799,946)	376,717
Total Other Income (Expense)	(1,891,880)	403,914

Loss Before Provision for Income Taxes	(43,137,727)	(2,920,531)

Provision For Income Taxes
Current Tax Expense	(3,054,176)	(4,220,945)
Deferred Tax Recovery	2,236,050	(269,714)
	(818,126)	(4,490,659)

Net Loss and Comprehensive Loss	$(43,955,853)	$(7,411,190)

Loss per Share
Basic and diluted loss per share	$(0.14)	$(0.02)

Weighted Average Number of Shares of Common Stock
Basic and diluted	325,363,800	325,163,800

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Nine Months Ended
	September 30,	September 30,
	2025	2024
CASH USED IN OPERATING ACTIVITIES
Net loss	$(59,304,262)	$(21,358,105)
Adjustments for items not involving cash:
Shared based compensation	1,174,281	154,893
Non-cash lease expense	1,566,859	1,264,904
Depreciation	9,037,214	9,829,358
Loss on impairment of fixed assets	23,984,227	2,393,087
Loss on impairment of intangible assets	5,860,000	762,091
Loss on disposal of fixed assets	1,674,517	88,849
Gain on disposal of ROU asset	(18,827)	-
Recovery of property in legal settlement	(4,086,174)	-
Loss on reserve for slow moving inventory	3,591,644	-
Amortization of note payable discount	191,701	-
Lease incentive amortization	(7,143)	81,832
	(16,335,963)	(6,783,091)

Net Changes in Non-cash Working Capital Items	6,959,387	14,146,701
Repayment of lease liabilities	(1,194,307)	(720,831)
Total Operating	(10,570,883)	6,642,779

FINANCING ACTIVITIES
Proceeds from public share issuance	-	9,862,208
Net Cash From VidaCann Acquisition	-	911,715
VidaCann Acquisition-Cash Component	-	(4,000,000)
Repayment of Lafayette State Bank Note	(2,947,632)	-
Bank of Nevada Revolving Line of Credit	9,750,000	-
Payment of Promissory Note to former VidaCann Shareholders	(5,000,000)	-
Total Financing	1,802,368	6,773,923

INVESTING ACTIVITIES
Purchase of property and equipment	(5,816,104)	(9,481,532)
Proceeds from sales of fixed assets	2,244,448	7,000
Proceeds from the sale of Florida license, net of transaction costs	-	8,237,909
Proceeds from sale of assets held for sale	4,086,174	-
Total Investing	514,518	(1,236,623)

NET CHANGE IN CASH DURING THE PERIOD	(8,253,997)	12,180,079

CASH
Beginning of Period	25,435,077	17,281,592

End of Period	$17,181,080	$29,461,671